Exhibit 99.1

Ault Global Holdings Announces Amended “At The Market” Offering of Common Stock

Las Vegas, NV, March 5, 2021—Ault Global Holdings, Inc. (NYSE American: DPW) a diversified holding company (the “Company”), announced today that it has amended the terms of its previously announced “at-the-market” equity offering program under which it may sell, from time to time, shares of its common stock for aggregate gross proceeds of up to $200,000,000, inclusive of the previously authorized $125,000,000. The shares of common stock will continue to be offered through Ascendiant Capital Markets, LLC, acting in its capacity as sales agent (the “Agent”).

Pursuant to an amended sales agreement with the Agent, sales of shares of the Company’s common stock may be made in transactions that are deemed to be “at-the-market” offerings, including sales made by means of ordinary brokers’ transactions on the NYSE American or otherwise at market prices prevailing at the time of sale or as agreed to with the Agent.

The Company intends to use the net proceeds from the “at-the-market” equity offering, if any, for the financing of possible acquisitions of companies and technologies, financing of our emerging electric vehicle charger and energy storage businesses, expansion of our data center business or other business expansions and investments and for working capital and general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock. The Company does not have agreements or commitments for any specific acquisitions at this time.

The shares of common stock described above are being offered pursuant to a shelf registration statement (File No. 333-251995) which became effective on January 20, 2021. Such shares of common stock may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Before making an investment in these securities, potential investors should read the prospectus supplement and the accompanying prospectus for more complete information about the Company and the “at-the-market” equity offering program. Potential investors may obtain these documents for free by visiting EDGAR on the U.S. Securities and Exchange Commission’s website at www.sec.gov. Alternatively, potential investors may contact the Agent, who will arrange to send them these documents: Ascendiant Capital Markets, LLC, Attention: Jennifer Martin, 4 Park Plaza, Suite 1950, Irvine, CA 92614, telephone: (949) 259-4900, email: jmartin@ascendiant.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Ault Global Holdings, Inc.

Ault Global Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. The Company’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.aultglobal.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the SEC including, but not limited to, the Company’s Forms 10-K and 10-Q. All filings are available at www.sec.gov and on the Company’s website at www.aultglobal.com.

Contacts:

IR@aultglobal.com or 1-888-753-2235